UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 15, 2004

                          VALLEY FORGE SCIENTIFIC CORP.
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               (Exact name of registrant as specified in charter)

                                  PENNSYLVANIA
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                 (State or other jurisdiction of incorporation)

            001-10382                                  23-2131580
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     (Commission File Number)            (IRS Employer Identification Number)

             136 Green Tree Road, Suite 100 Oaks, Pennsylvania 19456
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                    (Address of principal executive offices)

                                 (610) 666-7500
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              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement

        Valley Forge Scientific Corp. entered into the definitive agreement described below.

    Agreement With Codman & Shurtleff, Inc.

        On October 15, 2004, we entered into a new agreement with Codman & Shurtleff, Inc. ("Codman"), our principal customer, that will restore stability to this critical and long standing distribution alliance and defines our business relationship through December 31, 2005. Under the agreement, Codman will continue to have distribution rights to our existing products in the fields of neurocranial and neurospinal surgery and is given certain rights to market our new multifunctional electrosurgical generator and disposable instrumentation in the fields of neurocranial and neurospinal surgery. Under the agreement, Codman continues to be the exclusive worldwide distributor of our existing products in the fields of neurocranial and neurospinal surgery through March 31, 2005, and the nonexclusive distributor in those fields until December 31, 2005. For the period from October 1, 2004 to March 31, 2005, Codman will be required to make minimum purchases of $1 million per calendar quarter.

                                   SIGNATURES
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        Pursuant to the requirement of the Securities Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  October 21, 2004

                                    VALLEY FORGE SCIENTIFIC CORP


                                    By: /s/ JERRY L. MALIS
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                                        Jerry L. Malis, President and
                                        Chief Executive Officer